AMENDMENT NO. 2
                                       TO
                          GST TELECOMMUNICATIONS, INC.
                         COMMON STOCK PURCHASE AGREEMENT



                  THIS AMENDMENT NO. 2 TO GREENSTAR TELECOMMUNICATIONS INC. COMMON STOCK PURCHASE AGREEMENT (this "Amendment") is entered into as of May 24, 1996, by and among GST Telecommunications, Inc., a Canadian corporation formerly known as "Greenstar Telecommunications Inc." (the "Company"), Tomen America Inc., a New York corporation ("Tomen America"), and Tomen Corporation, a Japanese corporation ("Tomen Corp.").

                  A. The Company, Tomen Corp., and Tomen America are party to the Greenstar Telecommunications Inc. Common Stock Purchase Agreement, dated October 24, 1994, as amended by Amendment No. 1, dated as of October 24, 1994, (the "Purchase Agreement"), whereby Tomen America and Tomen Corp. agreed to purchase, and the Company agreed to sell, certain Equity Securities of the Company.

                  B. The Company, Tomen America and Tomen Corp. wish to amend the Purchase Agreement, to reflect certain additional rights of Tomen America and Tomen Corp. to purchase Equity Securities of the Company.


                  THE PARTIES HERETO AGREE AS FOLLOWS:

                  1. Definitions. Unless otherwise indicated in this Amendment, each term set forth in the Purchase Agreement, when used in this Amendment, shall have the respective meaning given to that term in the Purchase Agreement and the Schedules and Exhibits thereto.

                  2. New Section 2.3 of the Purchase Agreement is hereby added to read in its entirety as follows:

                           2.3 Rights Related to Development Company Fundings.
With respect to each Network Project in which Tomen or an Affiliate elects to participate, Tomen, or an Affiliate shall have the following additional rights to purchase GSI Equity Securities.

                                    (a) Tomen or an Affiliate shall have the
right (but not the obligation), at the time of the initial funding of the initial Project Loans for the Network


SF3-92074.2

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Projects in Albuquerque, New Mexico and Tucson, Arizona, to purchase, for a total purchase price of $800,000.00: (i) the number of shares of GSI Common Stock, no par value ("GSI Common Stock") equal to the quotient of the purchase price referred to in the preceding clause divided by the average of the per share closing price for the GSI Common stock quoted on the AMEX as published in the Western edition of the Wall Street Journal for the thirty (30) market trading days preceding the date of the Credit Agreement between GST New Mexico Lightwave, Inc. and GST Tucson Lightwave, Inc., respectively, as borrower and Tomen or an Affiliate, as lender, and (ii) 46,155 warrants exercisable for one share of GSI Common Stock.

                                    (b) Tomen or an Affiliate shall have the
right (but not the obligation), at the time of the initial funding of each Project Loan made after the Project Loans for the Albuquerque, New Mexico and Tucson, Arizona Project Loans, to purchase for a total purchase price equal to 10% of the total equity contribution to the Development Company by its shareholder(s): (i) the number of shares of GSI Common Stock equal to the quotient of the purchase price referred to in the preceding clause divided by the average of the per share closing price for the GSI Common stock quoted on the AMEX as published in the Western edition of the Wall Street Journal for the thirty (30) market trading days preceding the date of the Credit Agreement between such Development Company as borrower and Tomen or an Affiliate as lender, and (ii) with respect to the Network Project to be funded in Hawaii, 75,000 warrants, each exercisable for one share of GSI Common Stock, and with respect to other Network Projects, a number of such warrants as shall be mutually agreed by Tomen and GSI.

                                    (c) The representations and warranties of
Tomen set forth in Article 4 of this Purchase Agreement apply to the GSI Common Stock and warrants issuable pursuant to this Section 2.3.

                  3. The parties hereby affirm that the Purchase Agreement, as amended hereby, and the other Related Documents, constitute the entire agreement among any of the parties hereto pertaining to the subject matter thereof and the amended Purchase Agreement supersedes all prior agreements and understandings pertaining thereto which are set forth therein. The Purchase Agreement, as amended hereby, remains in full force and effect.

                  4. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.




                                        2

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               GST TELECOMMUNICATIONS, INC.,
                               a Canadian corporation



                               By:  /s/ Clifford V. Sander
                               -------------------------------------------------
                               Name:          Clifford V. Sander
                               Title:         Senior Vice President, Treasurer
                                              & Chief Accounting Officer


                               TOMEN AMERICA INC.,
                               a New York corporation



                               By:  /s/ Takashi Yoshida
                               -------------------------------------------------
                               Name:          Takashi Yoshida
                               Title:         Vice President


                               TOMEN CORPORATION,
                               a Japan corporation



                               By:  /s/ Morihiko Tashiro
                               -------------------------------------------------
                               Name:          Morihiko Tashiro
                               Title:         Director & General Manager
                                              Electronics & Telecommunications
                                              Division